UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under to §240.14a-12

Vince Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

April 16, 2026

To Our Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Vince Holding Corp. which will be conducted virtually online on Thursday, June 4, 2026, at 10:30 a.m., Eastern Time. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2026.

Details on how to attend the meeting online and of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Please take the time to carefully read each of the proposals described in the enclosed Proxy Statement and cast your vote by signing and returning your proxy card in the enclosed postage-prepaid envelope, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Thank you for your support of Vince Holding Corp.

Sincerely,

Brendan Hoffman Chief Executive Officer

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) will be held virtually online on Thursday, June 4, 2026 at 10:30 a.m., Eastern Time, for the following purposes to:

1.
elect the Class III director nominee, Michael Mardy, to serve until our annual meeting of stockholders to be held in 2029 and until his successor is duly elected and qualified;
2.
ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027;
3.
approve, on a non-binding, advisory basis, the compensation of our named executive officers;
4.
approve an amendment to the Vince Holding Corp. Amended and Restated 2013 Omnibus Incentive Plan to increase the maximum aggregate number of shares of the Company's common stock with respect to which equity awards may be granted thereunder; and
5.
transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2026.

The Company’s board of directors has declared the close of business on April 8, 2026 as the record date for the Annual Meeting. Only stockholders of record on April 8, 2026 are entitled to receive notice of and vote at the Annual Meeting.

We appreciate your continued support of Vince Holding Corp.

By Order of the Board of Directors

Akiko Okuma
Chief Administrative Officer and General Counsel

New York, New York

April 16, 2026

THE BOARD OF DIRECTORS URGES YOU TO VOTE BY THE INTERNET OR BY TELEPHONE OR TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 4, 2026

THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT http://www.proxyvote.com

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

PROXY STATEMENT

The board of directors (the “Board of Directors”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders to be held on Thursday June 4, 2026, at 10:30 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2026.

We expect to first make this Proxy Statement available together with our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 on or about April 16, 2026, to our stockholders of record as of the close of business on April 8, 2026 (the “Record Date”). The Company’s principal executive offices are located at 500 Fifth Avenue, 20th Floor, New York, New York 10110 and its telephone number is (323) 421-5980.

Introductory Note About the Company

Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was incorporated in Delaware in February 2008 in connection with the acquisition of Kellwood Company, LLC ("Kellwood Company") by affiliates of Sun Capital Partners, Inc. (“Sun Capital”). We completed an initial public offering of our common stock on November 27, 2013 (the “IPO”). On April 21, 2023, V Opco, LLC, the Company's wholly owned indirect subsidiary, entered into an Intellectual Property Asset Purchase Agreement, by and among V Opco, LLC, ABG-Vince LLC ("ABG Vince"), a newly formed indirect subsidiary of Authentic Brands Group, LLC, the Company and ABG Intermediate Holdings 2 LLC, whereby V Opco, LLC sold its intellectual property assets related to the business operated under the VINCE brand (the “Licensed Property”) to ABG Vince at closing (the "Asset Sale"). The Company closed the Asset Sale on May 25, 2023. On May 25, 2023, in connection with the Asset Sale, V Opco, LLC entered into a License Agreement with ABG Vince, which provides V Opco, LLC with an exclusive long-term license to use the Licensed Property in the Territory to the Approved Accounts (each as defined in the License Agreement).

On January 22, 2025, P180 Vince Acquisition Co. ("P180") acquired a majority stake in the Company from Sun Capital (the "P180 Acquisition").

Our fiscal year ends on the Saturday closest to January 31. For the purposes of this Proxy Statement, “fiscal 2024” refers to our fiscal year ended February 1, 2025 and “fiscal 2025” refers to our fiscal year ended January 31, 2026.

Forward-Looking Statements

This proxy statement contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements as a result of new information or future events.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors is soliciting proxies for the Annual Meeting.

Where and When is the Annual Meeting?

We will hold the Annual Meeting on Thursday, June 4, 2026, at 10:30 a.m., Eastern Time. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2026.

What am I being asked to vote on at the Annual Meeting?

We are asking our stockholders to consider the following proposals:

•
the election of the Class III director nominee, Michael Mardy, to serve until our annual meeting of stockholders to be held in 2029 and until his successor is duly elected and qualified;
•
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027;
•
the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Even though your vote is advisory and therefore will not be binding on the Company, the compensation and human resources committee (the “Compensation Committee”) of the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation;
•
the approval of an amendment to the Vince Holding Corp. Amended and Restated 2013 Omnibus Incentive Plan (the "Vince Holding Corp. 2013 Incentive Plan" or "Vince 2013 Incentive Plan") to increase the maximum aggregate number of shares of the Company's common stock with respect to which equity awards may be granted thereunder; and
•
any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•
“FOR” the election of the Class III director nominee, Michael Mardy, to serve until our annual meeting of stockholders to be held in 2029 or until his successor is duly elected and qualified;
•
“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027;
•
“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•
“FOR” the approval of the proposed amendment to the Vince 2013 Incentive Plan to increase by 1,000,000 the maximum aggregate number of shares of the Company's common stock issuable thereunder.

What must I do if I want to attend the Annual Meeting?

Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date. Online registration will begin on Thursday, June 4, 2026 at 10:00 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2026. Any recording of the Annual Meeting is not permitted.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting virtually during the check-in or meeting time, a technical support phone number will be available the day of the Annual Meeting on the meeting website.

How many votes do I have?

You have and may cast one vote for each share of our common stock that you owned at the close of business on the Record Date. These shares include:

•
shares registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent, for which you are considered the “stockholder of record;” and
•
shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 12,847,294 shares of common stock issued and outstanding.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

If your shares are registered directly in your name with Broadridge, you are considered the “stockholder of record” with respect to those shares. We have sent the Notice of Meeting of Stockholders and Proxy Statement directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the enclosed proxy card or to electronically vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to stockholders who hold their shares directly with Broadridge as “stockholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded the Notice of Meeting of Stockholders and Proxy Statement for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to electronically attend the Annual Meeting and may not electronically vote his or her shares of our common stock at the Annual Meeting. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name stockholders.”

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting to cast your vote. These officers are Yuji Okumura, our Chief Financial Officer, and Akiko Okuma, our Chief Administrative Officer and General Counsel.

How do I vote?

General

You can vote by proxy or online during the Annual Meeting. For specific methods of voting available to you, see below.

If you submit your proxy using any of the methods below, Yuji Okumura or Akiko Okuma will vote your shares in the manner you indicate. If you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of nominee for director; “FOR” the ratification of the appointment of our independent registered public accounting firm; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, and “FOR” the approval of the amendment to the Vince 2013 Incentive Plan.

If any other matter is properly introduced at the Annual Meeting, your proxy will authorize Yuji Okumura or Akiko Okuma to vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters to be considered at the Annual Meeting other than the four proposals referenced in this Proxy Statement.

Voting Methods for Stockholders of Record

If you are a stockholder of record, you may vote by one of the following methods:

•
By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the enclosed postage-prepaid reply envelope;

•
By Internet: you may vote online via the Internet by accessing the website http://www.proxyvote.com and following the instructions provided on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 3, 2026;
•
By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 3, 2026; or
•
Online During the Meeting: you may virtually attend and vote at the Annual Meeting by entering your access code; however, virtually attending the Annual Meeting without submitting the virtual ballot will not count as a vote.

Voting Methods for Street Name Stockholders

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
returning a later-dated proxy card;
•
entering a new vote by Internet or by telephone;
•
notifying the Secretary of the Company, in writing, at Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110, Attention: Secretary; or
•
virtually submitting a ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our third amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and withheld votes are counted as shares present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. Because there is a proposal that is considered “routine” (Proposal 2), broker non-votes will be considered present for quorum purposes at the Annual Meeting.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the advisory vote on the compensation of our named executive officers, or the proposed amendment to the Vince 2013 Incentive Plan, all of which are “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

One director has been nominated for election at the Annual Meeting. The director will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the nominee who receives the largest number of “FOR” votes cast will be elected as director. We do not have cumulative voting. Withhold votes, abstentions and broker non-votes will have no effect on this proposal.

The ratification of each of the appointment of our independent registered public accounting firm, the advisory vote on the compensation of our named executive officers, and the approval of the amendment to the Vince 2013 Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. In accordance with the DGCL, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to each of these proposals will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” any of these proposals, they will have the same effect as negative votes or votes against each such matter. Broker non-votes will have no effect on these proposals.

Who will count the vote?

A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?

Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Broadridge, its independent transfer agent and registrar, to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except where: (i) disclosure is required by applicable law; (ii) disclosure of your vote is expressly requested by you; or (iii) the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our shares of common stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight members and one seat that is currently vacant. The Board of Directors is divided into three classes. Each class of directors serves for a term of three years, until the successors of that class are duly elected and qualified or until their earlier death, resignation or removal. The term of directors of one class expires at each annual meeting of stockholders.

At the Annual Meeting, one director nominee will be elected to serve until our annual meeting of stockholders to be held in 2029, until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board of Directors, upon the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), has nominated Michael Mardy, who is currently serving as a Class I director, to stand for election at the Annual Meeting as a Class III director nominee. On April 14, 2026, Ms. Ulasewicz submitted her resignation from the Board of Directors, effective as of the Annual Meeting, and the Board of Directors did not nominate the current Class III directors, Mr. Griffin and Mr. Furie, to stand for reelection. We thank Ms. Ulasewicz, Mr. Griffin and Mr. Furie for their dedicated service and significant contributions to the Company during their service on the Board of Directors. Immediately after the Annual Meeting, if the director nominee is elected, the Board of Directors will be comprised of five members and four seats that are vacant.

Proxies cannot be voted for a greater number of persons than one, which is the number of nominees named in this Proxy Statement. A plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required for the election of our director nominee. Withhold votes, abstentions, and broker non-votes will have no effect on this proposal.

If you are a stockholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Mardy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker or nominee will leave your shares unvoted on this matter.

We expect that Mr. Mardy will accept such nomination; however, in the event he is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.

The Board of Directors recommends a vote FOR the election of the nominated director.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The name of the nominee for election as Class III director at the Annual Meeting and of the incumbent and current Class I, Class II and Class III directors, and certain information about them, including their ages as of June 4, 2026, are included below:

Nominee	Class		Age	Position	Initial Year Elected Director	Current Term Expires		Expiration of Term for which Nominated
Michael Mardy (1)(2)	III	(2)	77	Chairman and Director	2018	2027		2029

Continuing and Current Directors
Robin Kramer (3)(4)	I		63	Director	2014	2027		—
David Stefko	I		69	Director	2023	2027		—
Eugenia Ulasewicz (1)(4)	II		72	Director	2014	2028	(5)	—
Kelly Griffin (1)(3)(4)	II		59	Director	2024	2028		—
Brendan Hoffman	II		57	Director	2025	2028		—
Simon Furie (1)	III		61	Director	2024	2026	(6)	—
Jerome Griffith (1)(3)	III		68	Director	2013	2026	(6)	—

(1)
Member of the audit committee of the Board of Directors (the “Audit Committee”).
(2)
The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Michael Mardy, who is currently serving as a Class I director, to stand for election at the Annual Meeting as a Class III director nominee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Compensation Committee.
(5)
On April 14, 2026, Ms. Ulasewicz notified the Chairman of the Board of Directors of her resignation from the Board of Directors, which shall be effective as of the Annual Meeting.
(6)
The Board did not nominate the current Class III directors, Mr. Griffin and Mr. Furie, to stand for reelection.

Nominee for Director

Michael Mardy. Mr. Mardy has served on the Board of Directors since April 2018. In September 2022, Mr. Mardy was appointed Chairman of the Board. Mr. Mardy currently serves on the Board of Directors of Newman’s Own Food Company and the Board of Directors of The Eastern Company, where he serves as the audit committee chair and a member of the environmental, health, and safety committee, as well as on the Board of Trustees of Penn Medicine Princeton Health. Mr. Mardy previously served on the Board of Directors of David’s Tea, the Board of Directors of True Leaf Brands, and the Board of Directors of Lulu's Fashion Lounge Holdings Inc. Mr. Mardy served as Executive Vice President and director of specialty retailer, Tumi Inc., from July 2003 to August 2016. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a processor and distributor, supplying the quick service restaurant industry. From 1982 to 1996, he served as Senior Vice President, Chief Financial Officer and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company. Previously, Mr. Mardy served on the Board of Directors of Keurig Green Mountain Inc. from 2007 until 2016 and ModusLink Global Solutions, Inc. from 2003 until 2013, acting as audit committee chair and a member of their respective compensation committees. Mr. Mardy also served on the New York Stock Exchange Advisory Board from 2014 until 2016 and is a trustee of the New Jersey chapter of the Financial Executives Institute. Mr. Mardy holds an MBA from Rutgers University and undergraduate degree from Princeton University. He is a member of the American Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants, as well as a member of the National Association of Corporate Directors. Mr. Mardy brings valuable management, retail, finance, and accounting experience to the Board of Directors.

Continuing and Current Directors

Kelly Griffin. Ms. Griffin has served on our Board of Directors since July 2024. Most recently, Ms. Griffin served as a Managing Director and Head of Investor Relations at Sun Capital Partners, Inc. from December 2020 until October 2023. Ms. Griffin previously was Partner, Global Head of Investor Relations at Caxton Associates LP, a discretionary global macro hedge fund, from October 2013 to October 2020. During her time at Caxton, Ms. Griffin was recognized as one of the 50 Most Influential Women in Hedge Funds globally. Prior to that, Ms. Griffin was a Managing Director at Gramercy Funds Management LLC from June 2011 until September 2013. From January 2010 until May 2011, Ms. Griffin worked for Diamondback Capital Management LLC in business development and from February 2006 until May 2009 as an Executive Director for UBS Securities LLC in Capital Introductions. Prior to UBS, Ms. Griffin was a Managing Director at Ernst & Young Corporate Finance LLC, where she spent 10 years performing financial advisory work and restructurings for companies and creditors in formal bankruptcy proceedings and out-of-court workout situations.

Ms. Griffin is an accomplished finance professional with three decades of experience in investor relations, business development, and financial advisory roles. Ms. Griffin has a proven track record of success in raising capital, managing teams, and creating and implementing strategic initiatives to drive business growth. Ms. Griffin received a Bachelor of Liberal Arts degree in Economics from Lake Forest College and a Master of Business Administration from Babson Graduate School of Business. Ms. Griffin brings to our Board of Directors extensive experience in the financial services industry and valuable management and business experience.

Brendan Hoffman. Mr. Hoffman was appointed as our Chief Executive Officer in, and has served on our Board of Directors since, February 2025. In May 2024, Mr. Hoffman co-founded P180, Inc., where he served as CEO until stepping down to accept his current position as Chief Executive Officer of Vince Holding Corp. Previously, he held leadership positions at Wolverine Worldwide, serving as Chief Executive Officer from January 2022 to August 2023 and President from September 2020 to January 2022. From October 2015 to August 2020, Mr. Hoffman was Chief Executive Officer of Vince Holding Corp. Prior to that, Mr. Hoffman served as Chief Executive Officer and President of Bon-Ton Stores Inc. from February 2012 to August 2014, served as a member of the Board of Directors of Pier 1 Imports, including as a member of the audit committee, from January 2011 to December 2020, and President and Chief Executive Officer of Lord & Taylor, a division of Hudson’s Bay Trading Company from October 2008 to January 2012. Mr. Hoffman brings to the Board of Directors extensive industry and management experience in retail and fashion.

Robin Kramer. Robin Kramer joined the Board of Directors in September 2019. Ms. Kramer is a globally recognized leader in brand strategy and consumer experience design. She has worked with numerous Fortune 500 brands – from luxury to mass brands, apparel to automotive – and has extensive insight into the consumer and retail. She is trusted and valued by a broad and distinguished roster of international clients. Prior to founding Kramer Design Group, a consumer strategy and creative service agency, in 1996, and serving as its Chief Executive Officer, Ms. Kramer was Vice President of Creative Services at Calvin Klein, supporting the brand through its initial global expansion. Ms. Kramer brings to the Board of Directors extensive brand and consumer strategy experience.

David Stefko. Mr. Stefko joined the Board of Directors in June 2023. From March 2024 until February 2025, he served as our Interim Chief Executive Officer. Previously, from September 2015 until February 2023, he served as our Chief Financial Officer, during which time he also served as our Interim Chief Executive Officer and Chief Financial Officer from August 2020 to March 2021. Mr. Stefko has over 30 years of senior finance and executive management experience. Prior to joining Vince, Mr. Stefko served as Group Chief Financial Officer at Sun Capital since September 2011. Prior to Sun Capital, Mr. Stefko served as Senior Vice President, Chief Financial Officer & Chief Administrative Officer of Things Remembered, a national multichannel specialty retailer. Prior to Things Remembered, he served as either Chief Financial Officer or Vice President, Finance for various operating divisions of Cole National, lastly serving as Chief Financial Officer of Pearle Vision, a leading eye care provider. Prior to Cole National, Mr. Stefko spent 14 years with Sherwin-Williams in various consumer product, manufacturing and corporate divisions, and the last six years as Chief Financial Officer of the Consumer Brands Division. Mr. Stefko started his career with Ernst & Young. Mr. Stefko brings extensive financial and executive leadership experience to the Board of Directors.

Simon Furie. Mr. Furie has served on our Board of Directors since July 2024. From March 2020 until April 2023, Mr. Furie served as a Managing Director and Head of Southern California Investment Banking coverage for JP Morgan. Prior to that, he founded the Los Angeles office of Lazard in February 2003 and served as a Managing Director and Head of the Office until December 2019. Mr. Furie was a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor firm, Wasserstein Perella & Co, where he was employed from April 1995 until December 2002. He received an A.B. degree with honors from Princeton University and a J.D. from the UCLA School of Law. Mr. Furie brings to our Board over 30 years’ experience as an investment banker focused on providing strategic and financial advice to boards and executives. As previously discussed, the Board did not nominate Mr. Furie to stand for reelection.

Jerome Griffith. Mr. Griffith has served on the Board of Directors since November 2013. Most recently, Mr. Griffith served as President and Chief Executive Officer of Brown Jordan, Inc. from June 2023 until March 2025. Mr. Griffith previously served as the Chief Executive Officer for Land’s End Inc. from March 2017 to January 2023 and Executive Vice Chairman for its Board of Directors from March 2017 to May 2023. Prior to that he served as the Chief Executive Officer, President and a member of the Board of Directors of Tumi Holdings, Inc. from March 2009 to August 2016. From 2002 to February 2009, Mr. Griffith was employed at Esprit Holdings Limited, a global fashion brand, where he was Chief Operating Officer and appointed to the Board of Directors in 2002, then promoted to President of Esprit North and South America in 2006. From 1999 to 2002, Mr. Griffith worked as an Executive Vice President at Tommy Hilfiger. From 1998 to 1999, Mr. Griffith worked as the President of Retail at the J. Peterman Company, a catalog-based apparel and retail company. From 1989 through 1998, Mr. Griffith worked in various positions at Gap, Inc. Mr. Griffith is currently a member of the Board of Directors of Brown Jordan, Inc., Samsonite Group S.A., and Olaplex Holdings, Inc. on the Audit Committee, and, from September 2013 until September 2020, he served as a member of the Board of Directors of Parsons, The New School of Design. Mr. Griffith has also been a member of the Pennsylvania State University Smeal College of Business Board of Visitors since September 2020. Mr. Griffith brings to the Board of Directors experience as a public company director, experience as a senior executive of a major global consumer products company and a proven track record of innovation and driving international growth and expansion. As previously discussed, the Board did not nominate Mr. Griffith to stand for reelection.

Eugenia Ulasewicz. Ms. Ulasewicz has served as a Director since April 2014 and currently serves as a non-executive Director of Signet Jewelers Limited and Avolta (formerly known as Dufry AG). She previously served as non-executive Director of ASOS plc., Bunzl plc and Hudson Group. Prior to her retirement, Ms. Ulasewicz was President of the Americas division of Burberry Group plc, a global luxury brand, and was responsible for the United States, Canada and Central and South America. Throughout her career, Ms. Ulasewicz held positions of increasing responsibility and leadership with Bloomingdales, Galeries Lafayette and Saks, Inc. She is a National Association of Corporate Directors (NACD) Leadership Fellow. Ms. Ulasewicz brings to our Board of Directors experience as a plural global public company director and extensive retail and connected commerce experience. As previously discussed, on April 14, 2026, Ms. Ulasewicz notified the Chairman of the Board of Directors of her resignation from the Board of Directors, which shall be effective as of the Annual Meeting.

Board Composition

The Board of Directors currently consists of eight members and has one seat that is currently vacant. On April 14, 2026, Ms. Ulasewicz submitted her resignation from the Board of Directors, effective as of the Annual Meeting, and the Board of Directors did not nominate the current Class III directors, Mr. Griffin and Mr. Furie, to stand for reelection. We thank Ms. Ulasewicz, Mr. Griffin and Mr. Furie for their dedicated service and significant contributions to the Company during their service on the Board of Directors. Immediately after the Annual Meeting, if the director nominee is elected, the Board of Directors will be comprised of five members and four seats that are vacant.

Our amended and restated certificate of incorporation provides that the Board of Directors generally shall consist of such number of directors as determined from time to time by a resolution adopted by a majority of the total number of directors then in office, and the Board of Directors may fill any vacancy on the Board of Directors, whether resulting from an increase to the board size, death, resignation or removal. Additionally, under our third amended and restated bylaws, the Board of Directors may, by resolution of a majority of the directors then in office, designate the chairperson of the Board of Directors and the chairperson of each committee of the Board of Directors.

The Board of Directors is divided into three classes, with one class being elected at each year’s annual meeting of stockholders. Following the expiration of the initial term of a class of directors, each class of directors serves a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Controlled Company and Director Independence

Our common stock is listed on The Nasdaq Stock Market LLC ("Nasdaq").

P180 currently controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the Nasdaq corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements that:

•
a majority of the Board of Directors consists of “independent directors,” as defined under the Nasdaq rules;
•
we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
we have a compensation and human resources committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
we conduct annual performance evaluations of the Company’s Nominating and Corporate Governance Committee and the Compensation Committee.

These exemptions do not modify the independence requirements for the Audit Committee. The Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of Nasdaq.

The Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board of Directors has determined that Messrs. Mardy, Furie, and Griffith as well as each of Mses. Griffin, Kramer and Ulasewicz is “independent” as that term is defined under Rule 10A-3 under the Exchange Act as well as the applicable listing standards of Nasdaq. In making these determinations, the Board of Directors considered the current and prior relationships that each such director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such director, and the transactions involving them that would be described in the section titled “Certain Relationships and Related Party Transactions,” if any.

Once we are no longer a “controlled company,” we must comply with the independent board committee requirements as they relate to the Compensation Committee and the Nominating and Corporate Governance Committee to be phased in as follows: (1) one independent committee member at the time we are no longer a “controlled company;” (2) a majority of independent committee members within 90 days of the time we are no longer a “controlled company;” and (3) all independent committee members within one year of the time we are no longer a “controlled company.” In addition, we will have 12 months from the date we cease to be a “controlled company” to have a majority of independent directors on the Board of Directors.

Board Leadership Structure

In September 2022, the Board of Directors unanimously appointed Mr. Mardy as Chairman of the Board of Directors. Mr. Mardy, who presides over the meetings and executive sessions of the Board of Directors, is a tenured independent director who also serves as chairperson of the Audit Committee of the Board of Directors.

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. As set forth in our corporate governance guidelines, the Board of Directors recognizes that depending on future circumstances, other leadership structures may become more appropriate for the Company. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Meetings and Committees

During fiscal 2025, the Board of Directors held three regular meetings and three special meetings, the Audit Committee held four regular meetings, the Compensation Committee held four regular meetings and the Nominating and Corporate Governance Committee held two regular meetings and one special meeting. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served.

Pursuant to our corporate governance guidelines, our directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board of Directors meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

The Board of Directors has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their death, resignation or as otherwise determined by the Board of Directors.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

As of the date hereof, the Audit Committee currently consists of Mr. Mardy, Mr. Furie, Ms. Griffin, Mr. Griffith and Ms. Ulasewicz. Mr. Mardy is currently the chairperson of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee qualify as independent directors according to the rules and regulations of Nasdaq and SEC with respect to audit committee membership. The Board of Directors has also determined that Mr. Mardy qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key corporate compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other named executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our named executive officers; and (4) administering stock plans and other incentive compensation plans, including the Amended and Restated Vince Holding Corp. 2013 Omnibus Incentive Plan (the "Vince Holding Corp. 2013 Incentive Plan" or “Vince 2013 Incentive Plan”). Pursuant to its charter, the Compensation Committee may also delegate any of its responsibilities to one or more subcommittees to the extent it deems appropriate and as allowed by applicable law.

As of the date hereof, the Compensation Committee currently consists of Ms. Ulasewicz, Ms. Griffin and Ms. Kramer. Ms. Ulasewicz is currently the chairperson of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee qualify as independent directors according to the rules and regulations of Nasdaq and the SEC with respect to compensation committee membership. The Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors; (2) overseeing the organization of the Board of Directors so that it can satisfy its duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) reviewing and approving the compensation of our directors; (5) developing and recommending to the Board of Directors a set of corporate governance guidelines and principles applicable to us; and (6) reviewing and approving related party transactions.

As of the date hereof, the Nominating and Corporate Governance Committee currently consists of Mr. Griffith, Ms. Griffin, and Ms. Kramer. Mr. Griffith is currently the chairperson of the Nominating and Corporate Governance Committee. The Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Other Committees

The Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions, as well as corporate governance guidelines. Copies of the code of business conduct and ethics as well as the corporate governance guidelines are available on our corporate website at https://investors.vince.com. We intend to disclose any amendments to the code or the guidelines, or any waivers of their respective requirements, on our website. Our website is not part of this Proxy Statement.

Risk Oversight

The Board of Directors oversees the risk management activities designed and implemented by our management. The Board of Directors executes its oversight responsibility for risk management both directly and through its committees. The Board of Directors also considers specific risk topics, including risks associated with our strategic plan, business operations, capital structure, human capital, cybersecurity, and environmental, social and governance issues.

The Board of Directors has delegated to the Audit Committee oversight of our risk management process. The Audit Committee receives detailed regular reports from members of our senior management and other employees that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met for a person to be considered as a candidate for director; however, the Nominating and Corporate Governance Committee and the Board of Directors believe that the Board of Directors should be composed of individuals with knowledge and experience in many substantive areas that impact our business. The following areas are the most important to us: fashion and consumer goods; retail and wholesale; marketing and merchandising; sales and distribution; international business development; strategic planning and leadership of complex organizations; accounting, finance, and capital structure; legal/regulatory and government affairs; operations and supply chain management; talent management; and board practices of other major corporations. The Nominating and Corporate Governance Committee and the Board of Directors review these factors, in addition to diversity, in considering candidates for directorship.

We believe that all our current board members possess the professional and personal qualifications necessary for service on the Board of Directors, and have highlighted in the individual biographies above the specific experience, attributes and skills that led to the conclusion that each board member should serve as a director.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Pursuant to the Company’s third amended and restated bylaws, stockholders who wish to nominate a candidate for election at our annual meeting of stockholders to be held in 2027 (the “2027 Meeting”) may do so by delivering a written notice no earlier than the close of business on February 4, 2027 and no later than the close of business on March 8, 2027 to Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110, Attention: Secretary. Any stockholder of record or beneficial owner of common stock proposing such a nomination must: (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at our 2027 Meeting; and (ii) comply with the applicable notice procedures set forth in the Company’s third amended and restated bylaws.

The Company’s third amended and restated bylaws require that certain information must be included in the notice provided to the Company’s Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner or by any immediate family of the stockholder sharing the same household (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (but is not limited to) (i) the name and address of the Nominating Person as they appear on the Company’s books, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s third amended and restated bylaws, and (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business. The notice must also include a representation that the Nominating Person intends to appear in person or by proxy at our 2027 Meeting to nominate the person named in the notice.

The Company’s third amended and restated bylaws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including: (i) certain biographical information, such as name, age, business and residential address and principal occupation; (ii) a description of all agreements, arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination; (iii) a completed and signed questionnaire regarding the background and qualifications of the candidate; (iv) the information that would be required to be provided if the candidate were a Nominating Person; and (v) any other information that the Company may reasonably request regarding the candidate, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence of the candidate.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s third amended and restated bylaws filed with the SEC as Exhibit 3.1 to the Company’s Current Report on Form 8-K on April 7, 2025.

The Nominating and Corporate Governance Committee will consider director candidates timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Company’s third amended and restated bylaws, and shall apply the same criteria to the evaluation of those candidates as the committee applies to other director candidates.

No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board of Directors or with an individual member or members of the Board of Directors may do so by writing to the Board of Directors or to the particular member or members of the Board of Directors, and mailing the correspondence to Vince Holding Corp., Attention: General Counsel, 500 Fifth Avenue, 20th Floor, New York, New York 10110. Each communication should set forth: (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares; and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our General Counsel, in consultation with appropriate members of the Board of Directors and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board of Directors, or if none is specified, to the chairperson of the Board of Directors.

Director Compensation

All members of the Board of Directors that are not employed by (i) us; and (ii) by P180 or any of its affiliates ("Non-Employee Directors") are entitled to receive compensation for their services to the Board of Directors and related committees pursuant to the policy described below.

The annual cash fees paid to our Non-Employee Directors are as follows:

Description	Amount
Annual Retainer (1)	$50,000
Retainer for Chairman of the Board of Directors (2)	$20,000
Retainer for Chair of Committee (1)	$15,000 for chairing the Audit Committee;
$10,000 for chairing the Compensation Committee; and
$5,000 for chairing the Nominating and Corporate Governance Committee

(1)
The applicable amount(s) are paid in arrears on a quarterly basis each year for the term of each director’s services as a member of the Board of Directors and as chair of a committee, where applicable, with such amount calculated on a pro rata basis for the first year of service.
(2)
Effective June 5, 2024, the Board of Directors adopted a policy providing for an annual cash retainer for a director's services as Chairman of the Board of Directors. The amount is paid in arrears on a quarterly basis each for the term of the director's services as Chairman of the Board of Directors, with such amount calculated on a pro rata basis for the first year of service.

All Non-Employee Directors are also entitled to be reimbursed for their reasonable out-of-pocket expenses incurred to attend meetings of the Board of Directors and related committees. During fiscal 2025, none of our Non-Employee Directors received any grants of equity awards or shares of our common stock.

During fiscal 2025, any director employed by P180 or any of its affiliates was not entitled to, nor did they receive, any compensation for services as a member of the Board. Accordingly, Messrs. Furie, Griffith and Mardy, Mses. Griffin, Kramer and Ulasewicz and, beginning February 6, 2025, Mr. Stefko, were our Non-Employee Directors entitled to compensation from us. Mr. Stefko served as Interim Chief Executive Officer until February 6, 2025, and during such time he did not earn or receive any compensation for his service as a member of the Board of Directors. Mr. Stefko received a pro-rated annual retainer for his service as a member of the

Board of Directors beginning on May 7, 2025. All compensation earned by Mr. Stefko for fiscal 2025 is reported in the Summary Compensation Table.

The compensation earned during fiscal 2025 by each of Messrs. Furie, Griffith and Mardy and Mses. Griffin, Kramer and Ulasewicz for serving as a member of the Board of Directors and committees thereof is set forth in the following table:

Name	Fees Earned or Paid in Cash		Stock Awards		All Other Compensation			Total
Simon Furie	$50,000	(1)	$	−		$9,832	(7)	$59,832
Kelly Griffin	$50,000	(2)	$	−		$5,793	(7)	$55,793
Jerome Griffith	$55,000	(3)	$	−		$114	(7)	$55,114
Robin Kramer	$50,000	(4)	$	−	$	−		$50,000
Michael Mardy	$85,000	(5)	$	−		$1,290	(7)	$86,290
Eugenia Ulasewicz	$60,000	(6)	$	−		$544	(7)	$60,544

(1)
Represents annual retainer paid to Mr. Furie for his service as a member of the Board of Directors.
(2)
Represents annual retainer paid to Ms. Griffin for her service as a member of the Board of Directors.
(3)
Represents annual and committee chair retainers paid to Mr. Griffith for his service as a member of the Board of Directors as well as the chairperson of the Nominating and Corporate Governance Committee.
(4)
Represents annual retainer paid to Ms. Kramer for her service as a member of the Board of Directors.
(5)
Represents annual, chairman, and committee chair retainers paid to Mr. Mardy for his service as a member of the Board of Directors, Chairman of the Board and the chairperson of the Audit Committee.
(6)
Represents annual and committee chair retainers paid to Ms. Ulasewicz for her service as a member of the Board of Directors as well as the chairperson of the Compensation Committee.
(7)
Represents reimbursements made to directors for their out of pocket expenses, which they incurred to attend meetings of the Board of Directors and its committees.

Director and Officer Indemnification and Limitation of Liability

Our third amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our amended and restated certificate of incorporation and the DGCL provide that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders; and (ii) any acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending January 30, 2027. For the fiscal year ending January 31, 2026, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 30, 2027. The Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Notwithstanding the appointment of PricewaterhouseCoopers LLP and any ratification of that appointment by our stockholders, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting virtually, have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Any broker non-votes will have no effect on this proposal.

Audit and Related Fees.

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for fiscal 2025 and fiscal 2024:

	Fiscal 2025	Fiscal 2024
Audit Fees (1)	$1,513,000	$1,718,000
Audit Related Fees	−	−
Tax Fees	−	−
All Other Fees (2)	2,000	2,000
Total audit and related fees	$1,515,000	$1,720,000

(1)
Represents fees and related expenses billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements for fiscal 2025 and fiscal 2024 and the reviews of interim period financial statements included in the Company’s quarterly reports on Form 10-Q.
(2)
Represents costs for research software.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the SEC rules which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chair of the Audit Committee, or any member of the Audit Committee if the chair is not available, in between committee meetings, who is then required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of Nasdaq and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on our website at https://investors.vince.com. Our website is not part of this Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls; and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•
reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;
•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Michael Mardy (Chair)

Simon Furie

Kelly Griffin

Jerome Griffith

Eugenia Ulasewicz

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3
advisory vote on executive compensation

In accordance with Section 14A of the Exchange Act, the Board of Directors is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the section below entitled “Executive Compensation.” Stockholders may express their views on the compensation of our named executive officers or may abstain. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers. Accordingly, you may vote for the following resolution at the Annual Meeting: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussions, be, and hereby is, in all respects, approved, ratified and confirmed.”

The goal of our executive compensation program is to attract, recruit and retain qualified employees to run our business and achieve results that enhance stockholder value. The Compensation Committee oversees the Company’s existing and proposed executive compensation plans, policies and practices.

Our executive compensation program includes the annual incentive program based on pre-determined performance metrics of the Company and the long-term equity incentive program, which are designed to closely align the interests of our executives with those of our stockholders. Details on the compensation of our named executive officers are further described in the section entitled “Executive Compensation.”

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

Because the votes on this proposal are non-binding and advisory, voting results cannot overrule any decisions made by the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2027 annual meeting.

The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS

Below is the current list of names, ages (as of June 4, 2026) and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
Brendan Hoffman	57	Chief Executive Officer and Director
Jill Norton	47	Chief Commercial Officer
Akiko Okuma	44	Chief Administrative Officer and General Counsel
Yuji Okumura	43	Chief Financial Officer

Brendan Hoffman. See “Board of Directors and Corporate Governance — Continuing and Current Directors — Brendan Hoffman for Mr. Hoffman’s biography. Mr. Hoffman's service as Chief Executive Officer commenced in February 2025.

Jill Norton. Ms. Norton was appointed Chief Commercial Officer of the Company in February 2025. Ms. Norton joined the Company in December 2010 and has held various leadership positions in our men's and women's wholesale and retail buying businesses, including most recently as President, Sales since September 2020 and Senior Vice President, Wholesale since April 2018. Prior to joining the Company, Ms. Norton held various roles at DKNY, Perry Ellis and Calvin Klein.

Akiko Okuma. Ms. Okuma was appointed Chief Administrative Officer and General Counsel in October 2024. Ms. Okuma also oversees the Investor Relations and Corporate Compliance functions for the Company. Ms. Okuma joined the Company in March 2014 and served as Vice President, General Counsel and Secretary from February 2016 until September 2020, when Ms. Okuma was appointed Senior Vice President, General Counsel and Secretary. Prior to joining the Company, Ms. Okuma was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP in the firm’s New York and Tokyo offices.

Yuji Okumura. Mr. Okumura was appointed as Chief Financial Officer of the Company in April 2025. Mr. Okumura joined the Company in March 2018 as our Director of Financial Reporting and later served as the Company's Vice President, Controller from September 2020 to March 2025 and interim Chief Financial Officer from March 2025 to April 2025. Prior to joining the Company, Mr. Okumura worked for over 11 years in public accounting at KPMG, LLP.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. Our named executive officers for fiscal 2025 and the positions they held with us during fiscal 2025 are set forth below:

Name	Position/Title
Brendan Hoffman	Chief Executive Officer and Director (Principal Executive Officer)
Jill Norton	Chief Commercial Officer
Akiko Okuma	Chief Administrative Officer and General Counsel
David Stefko (1)	Former Interim Chief Executive Officer (Former Principal Executive Officer)
Marie Fogel (2)	Senior Vice President, Chief Merchandising and Manufacturing Officer

(1)
Mr. Stefko was appointed Interim Chief Executive Officer (Principal Executive Officer) on March 26, 2024. Effective February 6, 2025, Mr. Stefko resigned from his position and the Board appointed Brendan Hoffman (Principal Executive Officer) to serve as our Chief Executive Officer.
(2)
Ms. Fogel served in an executive officer capacity until February 6, 2025.

Overview

Our Compensation Committee is responsible for making compensation decisions for our executive officers and directors. Our Compensation Committee also considers input from our Chief Executive Officer, who provides compensation recommendations to the Compensation Committee for executives other than himself based on the considerations mentioned herein. We grant long-term equity incentives from time to time to our executives under the Vince 2013 Incentive Plan, as described below under “— Vince 2013 Incentive Plan.”

Our Compensation Committee reviews compensation elements and amounts for our named executive officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require.

Executive Compensation Design Overview

Our executive compensation programs have historically been designed to provide competitive total compensation opportunities. They are designed to align pay with achievement of our annual and long-term financial and operational goals and recognize individual achievements. In setting pay levels, we reviewed published survey information and other available compensation data that was specific to companies of similar size or positioning in our industry. For fiscal 2025, our executive compensation program was designed to:

•
provide aggregate compensation that reflects the market compensation for executives with similar responsibilities in similar companies with appropriate adjustments to reflect the experience, performance and other distinguishing characteristics of specific individuals;
•
be commensurate with our short-term and long-term financial performance;
•
be aligned with the value for stockholders; and
•
provide a competitive compensation opportunity that enables us to attract and retain key executive talent.

We believe that an important criterion for the determination of the aggregate value of our compensation program and the allocation of such value among the various elements of our compensation plans is market data on the amounts, allocations and structures utilized by similarly situated companies for positions of comparable responsibilities.

Compensation of Named Executive Officers

Base Salaries. The Compensation Committee reviews the base salaries of our executive officers, including the named executive officers, at least annually, and makes adjustments as it determines to be reasonable and necessary. The annualized base salaries of the named executive officers who were employed by Vince during fiscal 2025 were as follows:

Named Executive Officer	Annualized Base Salary
Brendan Hoffman, Chief Executive Officer and Director	$725,000
Jill Norton, Chief Commercial Officer (1)	$600,000
Akiko Okuma, Chief Administrative Officer and General Counsel (2)	$475,000
David Stefko, Former Interim Chief Executive Officer	$800,000
Marie Fogel, Senior Vice President, Chief Merchandising and Manufacturing Officer	$640,000

(1)
Ms. Norton's annual base salary was changed from $485,000 to $600,000, effective February 6, 2025.
(2)
Ms. Okuma's annual base salary was changed from $400,000 to $475,000, effective September 8, 2025.

Cash Bonuses. With respect to services rendered in fiscal 2025, the Compensation Committee adopted the 2025 Short-Term Incentive Program (the “2025 Bonus Plan”) as our annual cash bonus plan. Under the 2025 Bonus Plan, the performance metric was based on EBITDA with certain internal adjustments. The payout opportunity for the named executive officers under the 2025 Bonus Plan (as a percentage of base salary) was 100% for Mr. Hoffman, 70% for Ms. Norton, 70% for Ms. Okuma, at the discretion of the Compensation Committee for Mr. Stefko, and 70% for Ms. Fogel. Mr. Stefko resigned as Interim Chief Executive Officer of the Company on February 6, 2025 and earned no cash bonus under the 2025 Bonus Plan. Bonuses awarded under the 2025 Bonus Plan are expected to be paid in April 2026.

Vince 2013 Incentive Plan. In fiscal 2025 (i) Mr. Hoffman received no long-term incentive grants; (ii) Ms. Norton was granted on May 23, 2025 an option to acquire up to 15,000 shares of our common stock with an exercise price of $1.47; (iii) Ms. Okuma was granted on May 23, 2025 an option to acquire up to 15,000 shares of our common stock with an exercise price of $1.47; (iv) Mr. Stefko received no long-term incentive grants; and (iv) Ms. Fogel was granted on May 23, 2025 an option to acquire up to 15,000 shares of our common stock with an exercise price of $1.47. All option awards granted to our named executive officers during fiscal 2025 vest at a rate of 25% on each of the first, second, third and fourth anniversaries of the grant date, so long as each such named executive officer remains continuously employed by the Company through each such vesting date. The Compensation Committee does not time grants with respect to the release of material non-public information ("MNPI"), nor does the Company time disclosure of MNPI for the purpose of affecting the value of executive compensation.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

The Company has adopted an insider trading policy (the "Insider Trading Policy") designed to promote compliance with insider trading laws, rules and regulations, as well as applicable exchange listing standards. The policy is applicable to the Company's directors, officers, employees, and other covered persons. Directors, executive officers, and certain other covered persons may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Administrative Officer and General Counsel. The Insider Trading Policy further prohibits the trading of Company securities on the basis of material, non-public information and establishes regular blackout periods wherein certain designated persons are prohibited from trading in Company securities. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Our executive officers as well as members of the Board of Directors are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. In addition, all employees and Board members are prohibited from engaging in any hedging or monetization transactions involving Company securities, such as zero-cost collars and forward sale contracts that involve the establishment of a short position in the Company’s securities, which limit or eliminate the ability to profit from an increase in the value of the Company securities.

Clawback Policy

Effective October 2023, the Company adopted a Compensation Recovery Policy (“Clawback Policy”) to, among other things, further align the link between total compensation and the Company’s performance, as well as to comply with listing standards adopted by Nasdaq implementing Rule 10D-1 under the Exchange Act. The Clawback Policy provides, among other things, that in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company shall reasonably promptly recover from certain current or former executives the excess incentive-based compensation received by any such covered executive during the three fiscal years preceding the date on which the Company was required to prepare an accounting restatement, with limited exceptions. The recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which can be found as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered during fiscal 2025 and fiscal 2024 in all capacities that was earned by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Brendan Hoffman Chief Executive Officer and Director (Principal Executive Officer)	2025	$702,692		$—		$—		$—		$715,069	(2)	$21,309	(3)	$1,439,070
Jill Norton Chief Commercial Officer	2025	$596,462		$—		$—		$18,000	(4)	$420,000	(5)	$21,056	(6)	$1,055,517
Akiko Okuma Chief Commercial Officer	2025	$428,846		$—				$18,000	(7)	$277,000	(8)	15,873	(9)	$739,719
David Stefko Former Interim Chief Executive Officer (Former Principal Executive Officer)	2025	$30,769	(10)	$—		$—		$—		$—		$61,113	(11)	$91,882
	2024	$670,769	(12)	$476,923	(13)	$75,000	(14)	$—		$—		$28,826	(15)	$1,251,519
Marie Fogel Senior Vice President, Chief Merchandising and Manufacturing Officer	2025	$640,001		$—		—		$18,000	(16)	$448,000	(17)	$16,544	(18)	$1,122,544
	2024	$636,923		$—		$—		$—		$313,600	(19)	$16,567	(20)	$967,090

(1)
Reflects the aggregate grant date fair value of the equity awards. All assumptions made in the valuation are discussed in Note 4 of our audited consolidated financial statements included in the Annual Report accompanying this Proxy Statement.
(2)
Reflects a pro-rated cash bonus to be paid to Mr. Hoffman for the achievement of targeted objectives under the 2025 Bonus Plan.
(3)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(4)
Ms. Norton was granted options to acquire 15,000 shares of our common stock during fiscal 2025. See "Compensation of Name Executive Officers — Vince 2013 Incentive Plan" for more details.
(5)
Reflects a cash bonus to be paid to Ms. Norton for the achievement of targeted objectives under the 2025 Bonus Plan.
(6)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(7)
Ms. Okuma was granted options to acquire 15,000 shares of our common stock during fiscal 2025. See "Compensation of Name Executive Officers — Vince 2013 Incentive Plan" for more details.
(8)
Reflects a cash bonus to be paid to Ms. Okuma for the achievement of targeted objectives under the 2025 Bonus Plan.
(9)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(10)
Amounts reflect the salary earned by Mr. Stefko as Interim Chief Executive Officer during fiscal 2025. Mr. Stefko resigned as Interim Chief Executive Officer of the Company on February 6, 2025.

(11)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company. In addition, during fiscal 2025 Mr. Stefko received a pro-rated annual retainer of $28,397 for the period of his service as a member of the Board of Directors and $30,000 for consulting services provided, in each case following his resignation as Interim Chief Executive Officer of the Company on February 6, 2025.
(12)
Amounts reflect the salary earned by Mr. Stefko as Interim Chief Executive Officer for the entire fiscal 2024. Mr. Stefko resigned as Interim Chief Executive Officer of the Company on February 6, 2025.
(13)
Reflects a discretionary cash bonus authorized and directed by the Compensation Committee paid to Mr. Stefko for his services as Interim Chief Executive Officer during fiscal 2024.
(14)
Represents the grant date fair value of 45,455 RSUs granted to Mr. Stefko on June 5, 2024, which grant was authorized and directed by the Board on June 5, 2024 as compensation for Mr. Stefko's service as member of the Board. Effective February 3, 2025, the Board authorized and directed the acceleration of all granted and unvested RSUs remaining under such grant as consideration for Mr. Stefko's services as Interim Chief Executive Officer.
(15)
Reflects the value of clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company. In addition, Mr. Stefko received a pro-rated annual retainer of $12,500 for the period of his service as a member of the Board of Directors during fiscal 2024 prior to his appointment as Interim Chief Executive Officer.
(16)
Ms. Fogel was granted options to acquire 15,000 shares of our common stock during fiscal 2025. See "Compensation of Name Executive Officers — Vince 2013 Incentive Plan" for more details.
(17)
Reflects a cash bonus to be paid to Ms. Fogel for the achievement of targeted objectives under the 2025 Bonus Plan.
(18)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(19)
Reflects a cash bonus paid to Ms. Fogel for the achievement of targeted objectives under the 2024 Bonus Plan.
(20)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.

Employment Agreements

Brendan Hoffman, Chief Executive Officer. The Company and V Opco, LLC, the Company's indirect wholly owned subsidiary, entered into an employment agreement with Mr. Hoffman on February 3, 2025 to serve as Chief Executive Officer of both the Company and V Opco, LLC, with an annual base salary of $725,000. In addition to base salary, Mr. Hoffman is eligible to participate in the Company's annual incentive plan that provides him with the opportunity to earn a bonus targeted at 100% of his base salary; provided predetermined performance metrics are met, with a maximum bonus opportunity set from time to time with the approval of the Board of Directors and the Compensation Committee. Mr. Hoffman's employment agreement provides that he shall not be eligible to receive any equity grants.

In the event Mr. Hoffman's employment is terminated without cause, he would be eligible to receive: (i) any unpaid base salary through his termination date, together with a pro-rated portion of the annual bonus for the year in which his termination occurs, based upon actual performance, and other accrued benefits; (ii) his base salary during a period ending on the earlier of the 12-month anniversary of his termination date or the date other employment is secured, provided that he continues to comply with the restrictive covenants described below; and (iii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election. Mr. Hoffman must sign a release in order to receive severance benefits. In the event that total payments relating to a change in control would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to excise tax imposed under Section 4999 of the Code, the payment to Mr. Hoffman will be reduced by the amount required to avoid the excise tax if the reduction would give him a better after-tax result than if he received the payments in full.

Mr. Hoffman's employment agreement also provides that, during the term of his employment and for a period of 12 months thereafter, he generally will not own, manage, operate, control, be employed by or render services to certain of our competitors or any of their successors or affiliates (other than through the operations of P180). Further, during the term of his employment and for the 12-month period after the termination of his employment, Mr. Hoffman will not: (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm, corporation or other entity in identifying, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint-venture partners or licensors.

Jill Norton, Chief Commercial Officer. V Opco, LLC entered into an employment agreement with Ms. Norton on November 24, 2010. The employment agreement was amended and restated from time to time, and most recently in February 2025 to change Ms. Norton's title to Chief Commercial Officer and to provide for a base salary of $600,000. Ms. Norton is also eligible to participate in the Company’s annual incentive plan each year with a target bonus opportunity of 70% of her base salary.

In the event Ms. Norton’s employment is terminated without cause, she would be eligible to receive: (i) her base salary during a period ending on the earlier of the 12-month anniversary of her termination date or the date other employment is secured, and (ii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election. Ms. Norton must sign a release in order to receive severance benefits

Ms. Norton’s employment agreement also provides that, during the term of her employment and for a period of 12 months thereafter, she generally will not own, manage, operate, control, be employed by or render services to certain of our competitors or any of their successors or affiliates (the “Non-Competition Covenant”). Further, during the 12-month period after the termination of her employment, Ms. Norton will not: (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm, corporation or other entity in identifying, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint-venture partners or licensors (the “Non-Solicit, Non-Interference Covenant”).

Akiko Okuma, Chief Administrative Officer and General Counsel. Vince entered into an employment agreement with Ms. Okuma on February 25, 2014. The employment agreement was amended and restated from time to time, including in October 2024 to change Ms. Okuma's title to Chief Administrative Officer and General Counsel and in September 2025 to provide for a base salary of $475,000 and a target bonus opportunity of 70% of her base salary under the Company's annual incentive plan.

In the event Ms. Okuma's employment is terminated without cause, she would be eligible to receive: (i) her base salary during a period ending on the earlier of the 12-month anniversary of her termination date or the date other employment is secured, and (ii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election.

Ms. Okuma's employment agreement also includes the Non-Competition Covenant and the Non-Solicit, Non-Interference Covenant during her employment and 12 months thereafter. Ms. Okuma must sign a release in order to receive severance benefits.

David Stefko, Interim Chief Executive Officer. In connection with his appointment on March 26, 2024 as Interim Chief Executive of the Company, Vince entered into an employment agreement with Mr. Stefko. The agreement provided for "at will" employment with a monthly salary of approximately $67,000. Mr. Stefko was also eligible to participate in the Company’s annual incentive plan on a discretionary basis. While serving as Interim Chief Executive Officer, Mr. Stefko was not eligible for, nor did he receive, any compensation for his service as a director of the Company, other than the standard annual equity grant for directors (See “Director Compensation” for more information) and reimbursement for reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board of Directors of the Company.

On February 3, 2025, the Board of Directors of the Company approved the appointment of Brendan Hoffman to serve as the Chief Executive Officer of the Company, effective February 6, 2025, and Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company, effective February 6, 2025.

Marie Fogel, Senior Vice President, Chief Merchandising and Manufacturing Officer. Vince entered into an employment agreement with Ms. Fogel on January 10, 2017. The employment agreement was amended in July 2017 to provide for a base salary of $400,000. The employment agreement was again amended in June 2018 to provide for a base salary of $600,000, which may be increased upon an annual review by the Board of Directors or the Compensation Committee, effective July 2018, and a one-time equity grant of 12,500 RSUs. The employment agreement was again amended in March 2021 to change Ms. Fogel’s title to Senior Vice President, Chief Merchandising and Manufacturing Officer. Ms. Fogel is also eligible to participate in the Company’s annual incentive plan each year with a target bonus opportunity of 70% of her base salary.

In the event Ms. Fogel’s employment is terminated without cause, she would be eligible to receive: (i) her base salary during a period ending on the earlier of the 12-month anniversary of her termination date or the date other employment is secured, and (ii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election.

Ms. Fogel’s employment agreement also includes the Non-Competition Covenant and the Non-Solicit, Non-Interference Covenant during her employment and 12 months thereafter. Ms. Fogel served in an executive officer capacity until February 6, 2025.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards of the Company held by our named executive officers at the end of fiscal 2025:

Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (3)	Option Exercise Price ($)	Option Expiration Date
Brendan Hoffman	—	—	—	—	—
Jill Norton	May 23, 2025	—	15,000	$1.47	May 23, 2035
Akiko Okuma	May 23, 2025	—	15,000	$1.47	May 23, 2035
David Stefko	—	—	—	—	—
Marie Fogel	May 23, 2025	—	15,000	$1.47	May 23, 2035

(1)
The options described in this table vest over the course of four years at a rate of 25% each year on each anniversary of the grant date, beginning on the first anniversary thereof.
(2)
Any shares of our common stock that any named officer receives upon exercise of these options will be subject to certain minimum holding requirements.

401(k) Plan

During fiscal 2025, we maintained a defined contribution 401(k) Plan, as well as various group health and welfare programs that were generally available to all our employees, including the named executive officers.

Under the 401(k) plan, eligible employees electing to participate may contribute up to 100% of their pretax income, subject to Internal Revenue Service (“IRS”) rules limiting an individual’s total contributions and the application of IRS tests designed to ensure that the plan does not discriminate in favor of highly compensated employees. We match 50% up to the first 4% of the employee’s deferral.

Severance Benefits

Upon certain types of terminations of employment, severance benefits may be payable to our named executive officers. Severance benefits paid or payable to the named executive officers are addressed in each named executive officer’s employment agreement or severance agreement, as applicable. See “— Employment Agreements.”

Pay versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (“Other NEOs”) as presented under “—Summary Compensation Table” (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our executive compensation program is designed to align pay with the achievement of our annual and long-term financial and operational goals and recognize individual achievements, please see “—Executive Compensation Design Overview”.

Year (a)	Summary Compensation Table Total for PEO (1) (b)		Compensation Actually Paid to PEO (1)(2) (c)		Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) (d)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return (3) (f)	Net Income (Loss) (millions) (g)
	PEO #1	PEO #2	PEO #1	PEO#2
2025	$1,439,070	91,882	1,439,070	89,609	$972,594	972,594	$ 34.88	$ 6,378
2024	$400,199	1,251,519	223,608	1,262,749	$819,645	792,923	$ 45.61	$ (19,047)
2023	$1,022,341	N/A	766,127	N/A	$731,616	665,213	$ 44.06	$ 25,427

_______________________

(1)
For fiscal 2025, 2024 and 2023, our PEO and Other NEOs were as follows:

Fiscal Year	PEO#1	PEO#2	Other NEOs*
2025	Brendan Hoffman, Chief Executive Officer**	David Stefko, Interim Chief Executive Officer ***	Jill Norton, Chief Commercial Officer Akiko Okuma, Chief Administrative Officer and General Counsel Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer
2024	Jonathan "Jack" Schwefel, Chief Executive Officer****	David Stefko, Interim Chief Executive Officer	Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer Lee Meiner, SVP, Chief People Officer
2023	Jonathan "Jack" Schwefel, Chief Executive Officer	N/A	Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer Lee Meiner, SVP, Chief Human Resources Officer Amy "Levy" Trooskin, Former Chief Financial Officer

*

Each of Ms. Norton and Ms. Okuma began serving in an executive officer capacity effective February 6, 2025. Each of Ms. Fogel and Mr. Meiner served in an executive officer capacity until February 6, 2025. Ms. Levy served as Chief Financial Officer of the Company from February 10, 2023 until June 30, 2023.

**	Mr. Hoffman was appointed Chief Executive Officer and PEO, effective February 6, 2025.
***

Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company and interim PEO, effective February 6, 2025. During fiscal 2024, Mr. Stefko served as interim PEO from March 26, 2024.

****	Mr. Schwefel departed from the Company on March 26, 2024.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our PEOs and our Other NEOs (as an average) for fiscal year 2025 is shown below:

Adjustments		2025
		PEO #1 ($)	PEO #2 ($)	Average Other NEOs ($)
Total Compensation from SCT		1,439,070	91,882	972,594
(Subtraction):	SCT Stock Awards and Option Awards	-	-	(18,000)
Addition:	Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	-	-	18,000
Addition (Subtraction):	Change in fair value from prior fiscal year end to covered fiscal year end of awards granted in any prior fiscal year that are outstanding and unvested at year end	-	-	-
Addition:	Vesting date fair value of awards granted and vesting during the covered fiscal year	-	-	-
Addition (Subtraction):	Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	-	(2,273)	-
(Subtraction):	Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	-	-	-
Addition:	Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	-	-	-
COMPENSATION ACTUALLY PAID (as calculated)		1,439,070	89,609	972,594
(3)
Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on January 27, 2023 (the last trading day of fiscal 2022) through and including the end of each fiscal year reported in the table.

Relationship between Pay and Performance

Relationship Between Compensation Actually Paid to our PEOs and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Cumulative Total Shareholder Return ("TSR").

From fiscal years 2023 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 Mr. Schwefel and the Company's TSR because Mr. Schwefel departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for Mr. Schwefel in fiscal year 2024 consisted of salary continuation pursuant to the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 Mr. Stefko and the Company's TSR because our Mr. Stefko did not serve as our PEO in fiscal year 2023; and (iii) the average CAP Amounts for our Other NEOs increased by 19% compared to a 4% increase in our TSR. From fiscal years 2024 to 2025, (i) there is no relationship between the CAP Amounts from our PEO #1 Mr. Hoffman and the Company's TSR because Mr. Hoffman did not serve as our PEO in fiscal 2024; (ii) there is no relationship between the CAP Amounts for our PEO #2 Mr. Stefko and the Company's TSR because Mr. Stefko resigned as PEO less than one week into fiscal year 2025 and more than half of the CAP Amount for Mr. Stefko in fiscal year 2025 consisted of fees for consulting services and retainer fees for serving as a member of the Company's Board of Directors; and (iii) the average CAP Amounts for our other NEOs increased by 23% compared to a 24% decrease in our TSR.

From fiscal years 2023 to 2025, (i) there is no relationship between the CAP Amounts for our fiscal year 2025 PEO #1 Mr. Hoffman and PEO #2 Mr. Stefko and the Company's TSR because neither Mr. Stefko nor Mr. Hoffman served as our PEO in fiscal year 2023 and Mr. Schwefel did not serve as our PEO in fiscal year 2025; and (ii) the average of the compensation actually paid to the Other NEOs increased by 46% compared to a 21% decrease in our TSR.

Relationship Between Compensation Actually Paid to our PEOs and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income (Loss).

From fiscal years 2023 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 Mr. Schwefel and the Company's Net Income (Loss) because Mr. Schwefel departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for Mr. Schwefel in fiscal year 2024 consisted of salary continuation pursuant the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 Mr. Stefko and the Company's Net Income (Loss) because Mr. Stefko did not serve as our PEO in fiscal year 2023 and (iii) the average CAP Amounts for our Other NEOs increased by 19% compared to a 175% decrease from Net Income to Net Loss over the same time period. From fiscal years 2024 to 2025, (i) there is no relationship between the CAP Amounts for our PEO # 1 Mr. Hoffman and the Company's Net Income (Loss) because Mr. Hoffman did not serve as our PEO in fiscal 2024; (ii) there is no relationship between the CAP Amounts for our PEO #2 Mr. Stefko and the Company's Net Income (Loss) because Mr. Stefko resigned as PEO less than one week into fiscal year 2025 and more than half of the CAP Amount for Mr. Stefko in fiscal year 2025 consisted of fees for consulting services and retainer fees for serving as a member of the Board of Directors; and (iii) the average CAP Amounts for our other NEOs increased by 23% compared to a 133% increase from Net Loss to Net Income over the same period.

From fiscal years 2023 to 2025, (i) there is no relationship between the CAP Amounts for our fiscal year 2025 PEO #1 Mr. Hoffman and PEO #2 Mr. Stefko and the Company's Net Income (Loss) because neither Mr. Hoffman nor Mr. Stefko served as our PEO in fiscal year 2023 and Mr. Schwefel did not serve as our PEO in fiscal 2025; and (ii) the average CAP Amounts for our Other NEOs increased by 51%, compared to a 75% decrease in Net Income over the same time period.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of the end of fiscal 2025, the Company’s common stock that may be issued under the Company’s equity compensation plan, which is the Vince 2013 Incentive Plan. The Vince 2013 Incentive Plan has been approved by the Company’s stockholders. The Company does not maintain any equity compensation plans that have not been approved by its stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	593,824 (1)	$1.56 (2)	240,462
Equity compensation plans not approved by security holders	—	—	—
Total	593,824	$1.57	240,462

(1)
Consists of: (i) 389,850 issued and outstanding options under the Vince 2013 Incentive Plan, and (ii) 203,974 issued and outstanding RSUs under the Vince 2013 Incentive Plan.
(2)
Applicable only to outstanding stock options as outstanding RSUs do not have an exercise price.

PROPOSAL NO. 4
APPROVAL OF AMENDMENT TO VINCE HOLDING CORP. AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

The Board has approved an amendment of the Vince Holding Corp. Amended and Restated 2013 Omnibus Incentive Plan (the "Plan Amendment and Restatement") to increase the maximum aggregate number of shares of the Company's common stock with respect to which equity awards may be granted thereunder.

The Plan Amendment and Restatement

The Plan Amendment and Restatement increases the maximum aggregate number of shares of the Company’s common stock with respect to which equity awards may be granted to eligible individuals under the Vince 2013 Incentive Plan from 2,000,000 shares to 3,000,000 shares. The Plan Amendment and Restatement is necessary to ensure that there are a sufficient number of shares of the Company's common stock in the Vince 2013 Incentive Plan share reserve to grant equity awards to employees, executive officers, consultants and directors of the Company and the Company's subsidiaries for the foreseeable future.

Summary of Material Terms of Vince 2013 Incentive Plan

General

Administration. The Vince 2013 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the power to: determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Vince 2013 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Vince 2013 Incentive Plan as it deems necessary or proper. The Compensation Committee has authority to administer and interpret the Vince 2013 Incentive Plan, to grant discretionary awards under the Vince 2013 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to accelerate vesting of an award, and to make all other determinations in connection with the Vince 2013 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the Vince 2013 Incentive Plan to our executive officers.

Share Reserve and Limitations. The Vince 2013 Incentive Plan initially reserved an aggregate of 340,000 shares of our common stock for issuance pursuant to awards granted under the Vince 2013 Incentive Plan. Effective as of May 16, 2018, the Vince 2013 Incentive Plan was amended to increase the number of shares available for grant by 660,000 shares, bringing the maximum aggregate number of shares available for issuance under the Vince 2013 Incentive Plan to 1,000,000 shares. Effective June 11, 2020 the Vince 2013 Incentive Plan was again amended to increase the number of shares available for grant by 1,000,000 shares, to a total of 2,000,000 shares. As of January 31, 2026, without giving effect to the Plan Amendment and Restatement, there were 240,462 shares available for future awards under the Vince 2013 Incentive Plan. Provided that the Plan Amendment and Restatement is approved, a total of 3,000,000 shares of our common stock will be reserved under the Vince 2013 Incentive Plan. The closing price of the shares of the Company’s common stock on Nasdaq on April 8, 2026 was $2.41.

The number of shares available for issuance under the Vince 2013 Incentive Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we may make any adjustments we consider appropriate to, among other things, the exercise price and number and kind of shares, or other property available for issuance under the Vince 2013 Incentive Plan or covered by grants previously made under such plan. The shares available for issuance under the Vince 2013 Incentive Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the Vince 2013 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the Vince 2013 Incentive Plan.

The maximum value of all awards granted during any calendar year under the Vince 2013 Incentive Plan, together with the amount of cash fees or retainers, paid to a non-employee director of the Company with respect to such individual’s service as a non-employee director is $500,000.

Eligibility for Participation. As of the date of this proxy statement, seven members of our Board, approximately 560 employees, and an indeterminate number of consultants providing services to us or any of our subsidiaries and affiliates (“Plan Participants”) are eligible to receive awards under the Vince 2013 Incentive Plan.

Award Agreement. Awards granted under the Vince 2013 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change in control or conditions regarding the Plan Participant’s employment, as determined by the Compensation Committee.

Stock Options. The Compensation Committee may grant nonqualified stock options to Plan Participants, but incentive stock options only be granted to eligible employees. The Compensation Committee will determine the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Stock options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at the time of the grant and the exercisability of such stock options may be accelerated by the Compensation Committee. The maximum number of shares that may be issued upon the exercise of incentive stock option awards the same number of shares which may be issued under the plan.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (each, a “SAR”) either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”), or independent of a stock option, (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Vince 2013 Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock. The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards, including restricted stock units (“RSUs”), stock bonuses, and other awards, which are paid in, valued by reference to, or otherwise related to shares of stock.

Performance Awards. The Compensation Committee may grant any type of award as a performance award (“a Performance Award”) which vest and become payable upon the attainment of specific performance goals. These performance goals will be established by the Compensation Committee in its discretion, which may include measures of corporate, business unit or individual performance as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of such award. In connection with any such Performance Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such award has been achieved. Based on service, performance and/or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award. In addition, the Compensation Committee may adjust the performance goals, other vesting conditions, or performance period, for a Performance Award and may adjust the payment for such award to be an amount greater or less than the performance achieved. No dividends will be payable with respect to shares covered by a Performance Award.

Dividends and Dividend Equivalents. Except as otherwise determined by the Compensation Committee at the time that the award is granted, Plan Participants will not receive dividends or dividend equivalents with respect to awards other than restricted stock awards.

Change in Control. In connection with a change in control, as defined in the Vince 2013 Incentive Plan, the Compensation Committee may accelerate vesting or lapse of restrictions of outstanding awards under the Vince 2013 Incentive Plan. In addition, such awards may be, in the discretion of the Compensation Committee: (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess of the price of a share of our common stock paid in a change in control over the exercise price of the awards; or (3) cancelled for no consideration if the price of a share of our common stock paid in a change in control is less than the exercise price of the award.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a Plan Participant has no rights as a stockholder with respect to shares of our common stock covered by any award until the Plan Participant becomes the record holder of such shares.

Amendment and Termination. Notwithstanding any other provision of the Vince 2013 Incentive Plan, our Board may at any time amend any or all of the provisions of the Vince 2013 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances such as a repricing or certain exchanges of stock options or stock appreciation rights or adding shares to the Plan; provided, however, that, unless otherwise required by law or specifically provided in the Vince 2013 Incentive Plan, the rights of a Plan Participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such Plan Participant.

Transferability. Awards granted under the Vince 2013 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except as required by law, or where the Compensation Committee may otherwise provide for the transferability of awards to certain family members.

Clawback Provisions. All awards under the Vince 2013 Incentive Plan are subject to our compensation forfeiture and recoupment policy or policies, including with respect to our clawback policy adopted in compliance with the final SEC rules and Nasdaq listing requirements for incentive compensation forfeiture and recoupment.

Effective Date; Term. The Vince 2013 Incentive Plan first became effective on November 27, 2013, when it was initially adopted in connection with the initial public offering of the Company's stock. The Vince 2013 Incentive Plan was amended and restated effective April 13, 2018, June 11, 2020, and November 27, 2023. The Vince 2013 Incentive Plan will expire on November 27, 2033. Any award outstanding under the Vince 2013 Incentive Plan at the time of expiration will remain in effect until such award is exercised or has expired in accordance with its terms.

U.S. Federal Income Tax Consequences.

The following is a brief summary of the U.S. federal income tax consequences of the issuance and exercise of awards granted under Restated Plan as generally applicable to the Company and to Plan Participants who are subject to U.S. federal taxation. The summary is based on the Internal Revenue Code (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Information Statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to address issues relating to the tax circumstances of any individual Plan Participant or provide legal or tax advice. Furthermore, the summary does not address issues relating to any gift or estate tax consequences or the consequences of any state, local or foreign tax laws. Each Plan Participant is advised to consult his or her particular tax advisor concerning the application of federal, state, local or non-U.S. tax laws to such Plan Participant’s particular situation before taking any action with respect to the awards.

Nonqualified Stock Options. A Plan Participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a Plan Participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a Plan Participant sells the shares, the Plan Participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the Plan Participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A Plan Participant generally will not recognize taxable income upon the grant of an incentive stock option. If a Plan Participant exercises an incentive stock option during employment as an employee or within a prescribed period after his or her employment ends, the Plan Participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the Plan Participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a Plan Participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the Plan Participant exercised the option and (b) two years from the grant date of the option, the Plan Participant generally will recognize long-term capital gain or loss equal to the difference between the amount the Plan Participant received in the disposition and the option exercise price. If a Plan Participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the Plan Participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the Plan Participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be. The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options.

Stock Appreciation Rights. A Plan Participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a Plan Participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Stock Awards. A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the Plan Participant with respect to the shares. However, no later than 30 days after a Plan Participant receives the restricted stock award, the Plan Participant may elect to recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided the election is properly made in a timely manner, when the restrictions on the shares lapse, the Plan Participant will not recognize any additional income. If the Plan Participant forfeits the shares to the Company (e.g., upon the Plan Participant’s termination prior to expiration of the restriction period), the Plan Participant may not claim a deduction with respect to the income recognized as a result of making the election. Any dividends paid with respect to shares of restricted stock generally will be taxable as ordinary income to the Plan Participant at the time the dividends are received.

Other Stock-Based Awards. Other awards generally result in income recognition by a participant in an amount equal to the cash or fair market value of the shares received, at the time of such payment or settlement.

Tax Consequences to the Company. In the foregoing cases, the Company generally will be entitled to a deduction at the same time and in the same amount as a Plan Participant recognizes ordinary income, subject to certain limitations imposed under the Code. However, Section 162(m) of the Code denies a deduction for compensation paid to certain “covered employees” to the extent that compensation to the covered employee exceeds $1,000,000 in a taxable year. Although the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the stockholder’ best interests to maintain flexibility in the approach to executive compensation and to structure a program that the Company considers to be the most effective in attracting, motivating and retaining key employees.

Tax Withholding. In general, to the extent required by applicable law, the recipient of any payment or distribution under the Restated Plan must make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company will not be required to make any payment or distribution under the Restated Plan until such obligations are satisfied.

Code Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award, or the award complies with Section 409A of the Code. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (a) the end of the Company’s fiscal year in which vesting occurs or (b) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Plan Benefits. No awards have been granted which are conditioned on the approval of the additional shares of common stock reserved for issuance under the Vince 2013 Incentive Plan pursuant to the Plan Amendment and Restatement. The selection of Eligible Participants who may receive awards under the Vince 2013 Incentive Plan, and the size and the types of awards subject to issuance, will be determined by the Compensation Committee in its discretion. Therefore, the number of shares which will be subject to future awards under the Vince 2013 Incentive Plan are not determinable at this time.

The approval of the Plan Amendment and Restatement requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Vince 2013 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of the Record Date:

•
each person, or group of persons, who beneficially owns more than 5% of our capital stock;
•
each of our named executive officers;
•
each of our directors; and
•
all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions or options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Our calculation of the percentages of beneficial ownership is based on 12,847,294 shares of our common stock outstanding on April 8, 2026. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110.

Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage of Shares Beneficially Owned Percentage
5% Stockholder:
P180 (1)	6,518,385	50.7%

Named Executive Officers & Directors:
Brendan Hoffman (1)(2)	6,545,427	50.9%
Jill Norton (3)	39,731	*
Akiko Okuma (3)	30,587	*
Marie Fogel (3)	31,622	*
Simon Furie	14,451	*
Kelly Griffin	14,451	*
Jerome Griffith (4)	100,304	*
Robin Kramer (4)	72,065	*
Michael Mardy (4)	93,256	*
David Stefko (5)	228,270	1.8%
Eugenia Ulasewicz (4)	76,361	*
All Current Executive Officers and Directors as a Group (12 Persons):	7,260,249	56.5%

* Represents less than 1.0%.

(1)
Includes 6,518,385 shares held of record by P180 Vince Acquisition Co. Based on information provided in Amendment No. 2 to Schedule 13D ("Amendment No. 2") filed with the SEC by P180 Vince Acquisition Co. ("P180") on December 12, 2025 for shares held of record by P180 as of December 10, 2025. Amendment No. 2 amends and supplements the original Schedule 13D, dated January 22, 2025 (the "Original Schedule 13D") and Amendment No. 1 dated October 31, 2025, which was filed with the SEC on behalf of P180 Vince Acquisition Co., a subsidiary of P180, Inc. ("P180" or "Parent"), with respect to P180 Vince Acquisition Co.'s acquisition of a majority stake in the Company, and ownership of common stock, $0.01 par value, of the Company. With Amendment No. 2, P180, among other things, updated its share ownership following the forfeiture by P180 Vince Acquisition Co. and the cancellation by the Company of 700,000 shares of the Company's common stock. Parent owns 100% of the equity interests of P180 Vince Acquisition Co. Mr. Hoffman owns 40.51% of the common equity interests of Parent and is the Chairman of the

Board of Directors of P180 Vince Acquisition Co. and P180, Inc. (collectively, the "P180 Entities"), and has voting and investment power with respect to the common stock held by the P180 Entities. Mr. Hoffman disclaims beneficial ownership of the common stock held by the P180 Entities, except to the extent of any pecuniary interest held therein. Jean-Paul St. Germain is a member of the board of directors of each of the P180 Entities and shares voting and investment power with respect to the common stock held by the P180 Entities. Mr. St. Germain disclaims beneficial ownership of the common stock held by the P180 Entities, except to the extent of any pecuniary interest held therein. Mr. St. Germain holds no shares of the Company directly. Dexter Goei is a member of the board of directors of each of the P180 Entities and Vice President of Litigation and Negotiation. He shares voting and investment power with respect to the common stock held by the P180 Entities. Mr. Goei disclaims beneficial ownership of the common stock held by the P180 Entities, except to the extent of any pecuniary interest held therein. Mr. Goei holds 275,556 shares of the Company directly. Mr. Hoffman's ownership percentage of P180, Inc. is subject to change based on P180, Inc.'s contemplated issuance of stock warrants. Neither Mr. Goei nor Mr. St. Germain owns any of the common equity interests of Parent.
(2)
Includes 27,042 shares of common stock of the Company previously granted to Mr. Hoffman in connection with and during his prior employment by the Company between October 2015 and August 2020.
(3)
Includes the following options to acquire shares of our common stock that have vested or will vest within 60 days of April 8, 2026 under the Vince 2013 Incentive Plan: 3,750 options granted to Ms. Norton, 3,750 options granted to Ms. Okuma, and 3,750 options granted to Ms. Fogel.
(4)
Includes the following RSUs that have vested or will vest within 60 days of April 8, 2026: 20,141 RSUs granted to Mr. Griffith, 20,141 RSUs granted to Ms. Kramer, 20,141 RSUs granted to Mr. Mardy and 20,141 RSUs granted to Ms. Ulasewicz.
(5)
During fiscal 2025, Mr. Stefko served as Interim Chief Executive Officer through February 6, 2025, when Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Operating Agreement

On May 25, 2023, in connection with the closing (the "Closing") of the Asset Sale pursuant to the Intellectual Property Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 21, 2023, by and among V Opco, LLC, ABG Vince, the Company and ABG Intermediate Holdings 2 LLC, V Opco, LLC and ABG Vince entered into an Amended and Restated Limited Liability Company Agreement of ABG-Vince LLC (the "Operating Agreement"), which, among other things, provides for the management of the business and the affairs of ABG Vince, the allocation of profits and losses, the distribution of cash of ABG Vince among its members and the rights, obligations and interests of the members to each other and to V Opco, LLC.

The Company accounts for its 25% interest in ABG Vince under the equity method. In applying the equity method, the Company recorded the initial investment at cost and subsequently increases or decreases the carrying amount of the investment by the Company's proportionate share of net income or loss. Distributions received from ABG Vince are recognized as a reduction of the carrying amount of the investment. The Company's proportionate share of ABG Vince's net income or loss is recorded within Equity in net income of equity method investment on the Consolidated Statements of Operations and Comprehensive Income (Loss). The carrying value for the Company's investment in ABG Vince is recorded within Equity method investment on the Consolidated Balance Sheets. The Company records its share of net income or loss using a one-month lag. This convention does not materially impact the Company's results.

The Company reviews its investment in ABG Vince for impairment when events or changes in circumstances indicate that an other-than-temporary decline in value may have occurred. If the carrying value of the investment exceeds its fair value and the loss in value is other than temporary, the investment is considered impaired and reduced to fair value, and the impairment is recognized in the period identified. Factors providing evidence of such a loss include changes in ABG Vince's operations or financial condition, significant continuing losses, and significant negative economic conditions, among others. During the fiscal years 2024 and 2023 there was no impairment of the investment in ABG Vince.

During fiscal 2025 and 2024, the Company received $3.603 million and $3.395 million, respectively, of cash distributions under the Operating Agreement.

License Agreement

On May 25, 2023, in connection with the Closing, V Opco, LLC and ABG Vince entered into a License Agreement (the "License Agreement"), which provides V Opco, LLC with a license to use the Licensed Property in the Territory, which is defined as the United States, Canada, Andorra, Austria, Germany, Switzerland, Belgium, Netherlands, Luxembourg, France, Monaco, Liechtenstein, Italy, San Marino, Vatican City, Iceland, Norway, Denmark, Sweden, Finland, Spain, Portugal, Greece, Republic of Cyprus (excluding Northern Cyprus), United Kingdom, Ireland, Australia, New Zealand, Mainland China, Hong Kong, Macau, Taiwan, Singapore, Japan and Korea (the "Core Territory"), together with all other territories (the "Option Territory"), to the Approved Accounts (each as defined in the License Agreement). V Opco, LLC is required to operate and maintain a minimum of 45 Retail Stores and Shop-in-Shops (as defined in the License Agreement) in the Territory. The Option Territory may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement.

Additionally, the License Agreement provides V Opco, LLC with a license to use the Licensed Property to design, manufacture, promote, market, distribute, and sell ready-to-wear Sportswear Products and Outerwear Products (the "Core Products") and Home Décor and Baby Layettes (the "Option Products," together with the Core Products, the "Licensed Products"), which Option Products may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement.

The initial term of the License Agreement began on May 25, 2023, the date on which the Closing actually occurred, and ends at the end of the Company's 2032 fiscal year, unless sooner terminated pursuant to the terms of the License Agreement. V Opco, LLC has the option to renew the License Agreement on the terms set forth in the License Agreement for eight consecutive periods of ten years each, unless the License Agreement is sooner terminated pursuant to its terms or V Opco, LLC is in material breach of the License Agreement and such breach has not been cured within the specified cure period. V Opco, LLC may elect not to renew the term for a renewal term.

V Opco, LLC is required to pay ABG Vince a royalty on net sales of Licensed Products and committed to an annual guaranteed minimum royalty of $11,000 and annual minimum net sales as specified in the License Agreement, in each case, during the initial term of the License Agreement, except that the guaranteed minimum royalty and minimum net sales for the first contract year during the initial term was prorated to the period beginning on the Closing Date and ended at the end of the Company's 2023 fiscal year. The annual guaranteed minimum royalty and annual minimum net sales for each subsequent renewal term is equal to the greater of (i) a percentage as set forth in the License Agreement of the guaranteed minimum net royalty or the minimum net sales (as applicable) of the immediately preceding contract year, and (ii) the average of actual Royalties (as defined in the License Agreement, with respect to the guaranteed minimum royalty) or actual Net Sales (as defined in the License Agreement, with respect to the annual minimum net sales) during certain years as set forth in the License Agreement of the preceding initial term or renewal term (as applicable). V Opco, LLC is required to pay royalties comprised of a low single digit percentage of net sales arising from retail and e-commerce sales of Licensed Products and a mid single digit percentage of net sales arising from wholesale sales of such Licensed Products.

In the event that the annual guaranteed minimum royalty paid to ABG Vince in any given contract year is greater than the actual royalties earned by ABG Vince in the same contract year, the difference between the royalty actually earned and the annual guaranteed minimum royalty paid is credited for the next two contract years against any amount of royalty earned by ABG Vince in excess of the annual guaranteed minimum royalty paid during each such contract year, if any.

During fiscal 2025 and 2024, the Company paid $13.963 million and $10.811 million, respectively, under the License Agreement. As of January 31, 2026 and February 1, 2025, $3.629 million and $3.513 million, respectively, of accrued royalty expense was included within Other accrued expenses on the Company's Consolidated Balance Sheets.

P180 Expense Reimbursement

On January 22, 2025, P180 Vince Acquisition Co. purchased 8,481,318 shares of common stock of the Company, which constituted approximately 67% of the Company’s outstanding common stock, from affiliates of Sun Capital in a privately negotiated stock purchase transaction (the “P180 Acquisition”) for approximately $19.8 million in cash. 1,262,933 of these purchased shares were held back at the closing by the affiliates of Sun Capital and all or a portion of such shares will be transferred to P180 in the event the remaining outstanding obligations under the Sun Amended Credit Agreement are purchased by P180 (or any of its affiliates or designees) from SK Financial Services, or otherwise repaid in full, prior to September 22, 2025. P180 will forfeit its right to, and such affiliates of Sun Capital will be entitled to retain, a portion of such held back shares if such purchase or repayment occurs after January 24, 2025, and P180 will forfeit its right to all held back shares if such purchase or repayment does not occur on or prior to September 22, 2025. The affiliates of Sun Capital agreed to various voting, transfer and other restrictions on the held back shares. As of February 1, 2025, the remaining outstanding obligations under the Sun Amended Credit Agreement have not been repurchased by P180 (or any of its affiliates or designees) from SK Financial Services and therefore 252,587 of the shares held back have been forfeited by P180 as of February 1, 2025.

In connection with the P180 Acquisition P180 agreed to reimburse the Company for certain fees and expenses incurred in connection with such transactions, including the Company's legal fees as well as the consent fee to BofA under the 2023 Revolving Credit Facility (as defined below). As of January 31, 2026 and February 1, 2025, the Company had recorded approximately $599,000 and $614,000, respectively, of outstanding reimbursements with P180, which are included in Trade receivables.

CaaStle Platform Services

On September 7, 2018, V Opco, LLC and CaaStle Inc. (“CaaStle”) entered into a platform services agreement, whereby CaaStle provided logistical services for the Company's Vince Unfold clothing rental service. The agreement was amended on November 1, 2024. Prior to the P180 Acquisition, CaaStle was an unrelated party to the Company. Due to CaaStle’s relationship with P180, as a result of the P180 Acquisition, CaaStle is considered a related party to the Company as of February 1, 2025. Subsequently, due to organizational changes at CaaStle and P180, CaaStle is no longer considered a related party to the Company.

During fiscal 2025, the Company recognized $149,000 of net sales, $230,000 of cost of products sold, and $195,000 of SG&A expenses from the arrangement. During fiscal 2024, the Company recognized $1.1 million of net sales, $38,000 of cost of products sold and $625,000 of SG&A expenses from the arrangement. As of January 31, 2026 and February 1, 2025, $0 and $24,000, respectively of outstanding amounts due from CaaStle were included in Trade receivables on the Consolidated Balance Sheets.

On April 24, 2025, the Company terminated the Vince Unfold program and the platform services agreement in its entirety.

Third Lien Credit Agreement

On December 11, 2020, V Opco, LLC entered into a $20 million subordinated term loan credit facility (the “Third Lien Credit Facility”) pursuant to a credit agreement (the “Third Lien Credit Agreement”), as amended from time to time, dated December 11, 2020, by and among V Opco, LLC, as borrower, the Company and Vince Intermediate Holding, LLC ("Vince Intermediate"), as guarantors, and SK Financial Services, LLC (“SK Financial”), as administrative agent and collateral agent, and other lenders from time to time party thereto. The proceeds were received on December 11, 2020 and were used to repay a portion of the borrowings outstanding under that certain $80 million senior secured revolving credit facility (the "2018 Revolving Credit Facility") pursuant to a credit agreement, as amended and restated from time to time by and among V Opco, LLC, as the borrower, the Company and Vince Intermediate, as guarantors, Citizens Bank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto.

SK Financial is an affiliate of Sun Capital. The Third Lien Credit Facility was reviewed and approved by the Special Committee of the Company's Board of Directors, consisting solely of directors not affiliated with Sun Capital, which committee was represented by independent legal advisors. Immediately prior to the P180 Acquisition, the affiliates of Sun Capital owned approximately 67% of the Company's common stock.

Interest on loans under the Third Lien Credit Facility is payable in kind at a rate revised in connection with the Third Lien Third Amendment (as defined and discussed below) to be equal to the Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum, plus 9.0%. During the continuance of certain specified events of default, interest may accrue on the loans under the Third Lien Credit Facility at a rate of 2.0% in excess of the rate otherwise applicable to such amount.

The Company had incurred $485,000 in deferred financing costs associated with the Third Lien Credit Facility of which a $400,000 closing fee is payable in kind and was added to the principal balance. These deferred financing costs were recorded as deferred debt issuance costs . In connection with the debt extinguishment (see below), unamortized debt issuance costs of $179,000 were included in the calculation of the gain on extinguishment.

All obligations under the Third Lien Credit Facility are guaranteed by the Company, Vince Intermediate and the Company's existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries and are secured on a junior basis relative to that certain $85 million senior secured revolving credit facility (the "2023 Revolving Credit Facility") pursuant to a Credit Agreement (the "2023 Revolving Credit Agreement") by and among V Opco, LLC, the guarantors named therein, Bank of America, N.A., ("BofA") as agent, the other lenders from time to time party thereto, and BofA Securities, Inc., as sole lead arranger and sole bookrunner by a lien on substantially all of the assets of the Company, Vince Intermediate, V Opco, LLC and the Company's existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries.

On April 21, 2023, V Opco, LLC entered into that certain Consent and Third Amendment to Credit Agreement (the "Third Lien Third Amendment"), which, among other things, (a) permitted the sale of the intellectual property of the Vince Business contemplated in the Asset Sale, (b) replaced LIBOR as an interest rate benchmark in favor of Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum plus 9.0%, (c) amended the Third Lien Credit Agreement's maturity date to the earlier of (i) March 30, 2025 and (ii) 180 days after the maturity date under the 2018 Revolving Credit Facility, (d) reduced the capacity to incur indebtedness and liens, make investments, restricted payments and dispositions and repay certain indebtedness and (e) modified certain representations and warranties, covenants and events of default in respect of documentation related to the Asset Sale. The Third Lien Third Amendment became effective upon the consummation of the Asset Sale, the prepayment in full of that certain $35 million senior secured term loan credit facility pursuant to a Credit Agreement, as amended from time to time, by and among V Opco, LLC as borrower, the guarantors named therein, PLC Agent, LLC, as administrative agent and collateral agent, and the other lenders from time to time party thereto and other transactions contemplated by the Asset Purchase Agreement.

On June 23, 2023, V Opco, LLC entered into the Fourth Amendment (the "Third Lien Fourth Amendment") to the Third Lien Credit Agreement which, among other things, (a) extended the Third Lien Credit Agreement's maturity date to the earlier of (i) September 30, 2028 and (ii) 91 days prior to the earliest maturity date of any Material Indebtedness (as defined therein) other than the 2023 Revolving Credit Facility and (b) modified certain representations and warranties, covenants and events of default in respect of documentation conforming to the terms of the 2023 Revolving Credit Facility.

On January 22, 2025, V Opco, LLC entered into the Fifth Amendment (the "Third Lien Fifth Amendment") to the Third Lien Credit Agreement which, among other things, consents to the P180 Acquisition. On the same day, V Opco, LLC paid $15 million to SK Financial Services, LLC using proceeds from the 2023 Revolving Credit Facility, which resulted in a pay-down of $20 million of the Third Lien Credit Facility (the "Sun Debt Paydown”). In addition, in connection with the P180 Acquisition, P180 acquired and assumed $7 million of the Third Lien Credit Facility outstanding and immediately thereafter cancelled such $7 million (the “P180 Debt Forgiveness”). Following the Sun Debt Paydown and P180 Debt Forgiveness, the outstanding principal amount of the Third Lien Credit Facility was reduced by approximately $27 million, with $7.5 million remaining outstanding, which will continue to accrue payment-in-kind interest in accordance with, and otherwise be subject to, the terms and conditions therein.

SK Financial is an affiliate of Sun Capital, whose affiliates, prior to the P180 Acquisition, owned approximately 67% of the Company's common stock. Subsequent to the P180 Acquisition, SK Financial is no longer a related party.

Sun Capital Consulting Agreement

On November 27, 2013, the Company entered into an agreement with Sun Capital Management to (i) reimburse Sun Capital Management Corp. ("Sun Capital Management") or any of its affiliates providing consulting services under the agreement for out-of-pocket expenses incurred in providing consulting services to the Company and (ii) provide Sun Capital Management with customary indemnification for any such services.

During fiscal 2025 and fiscal 2024, the Company incurred expenses of $0 and $37,000, respectively, under the Sun Capital Consulting Agreement. Subsequent to the P180 Acquisition, Sun Capital is no longer a related party and the agreement is no longer operative per the terms thereof.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

Second and Third Amended and Restated Bylaws

On January 22, 2025, the Board approved an amendment and restatement of the Company’s bylaws (the “Second Amended and Restated Bylaws”) to provide P180, following the P180 Acquisition, with the right to designate (i) a majority of the directors of the Board, (ii) the Chairman of the Board, and (iii) the chairman of each committee of the Board, in each case for so long as P180 continues to beneficially own at least thirty percent (30%) of the Company’s outstanding common stock. Subsequently, on April 4, 2025, the Board approved an amendment and restatement of the Second Amended and Restated Bylaws to remove such rights granted to P180 under the Second Amended and Restated Bylaws.

Statement of Policy Regarding Transactions with Related Persons

Our written statement of policy with respect to related party transactions is administered by our Nominating and Corporate Governance Committee. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $120,000 when aggregated with all similar transactions, or transactions that have received pre-approval of the Nominating and Corporate Governance Committee. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•
our Nominating and Corporate Governance Committee approves or ratifies such transaction in accordance with the terms of the policy; or
•
the chair of our Nominating and Corporate Governance Committee, or any member of the Committee as designated by the Committee, pre-approves or ratifies such transaction provided that for the Related Party Transaction to continue it must be subsequently ratified by our Nominating and Corporate Governance Committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event our ratification is not forthcoming at our next regularly scheduled meeting.

Transactions with related persons that are not classified as Related Party Transactions by our related party transaction policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership. Based solely on our review of such reports and written representations from reporting persons, we believe that all reports were filed on a timely basis during fiscal 2025, except for the Form 4s of each of Jill Norton, Akiko Okuma and Yuji Okumura filed on June 6, 2025, each of which related to a single grant of options to purchase shares of the Company's common stock.

Proxy Solicitation

Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Stockholder Proposals

In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy materials for its 2027 Meeting pursuant to Rule 14a-8 under the Exchange Act, proposals must be delivered to the Secretary at our principal executive offices, as indicated below, on or before December 17, 2026. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act. As clearly indicated in the rules of the SEC, simply submitting a proposal does not guarantee its inclusion in the proxy materials.

Our third amended and restated bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy materials, but that a stockholder wishes to present directly at an annual meeting. To be properly brought before the 2027 Meeting, a notice of the nomination or other matters the stockholder wishes to present must be delivered to the Secretary at our principal executive offices, as indicated below, no earlier than the close of business on February 4, 2027 and no later than the close of business on March 8, 2027 and comply with the other provisions of our third amended and restated bylaws.

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the next annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027.

Director’s Attendance at the Annual Meeting

The Company invites members of the Board of Directors to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All of the then current members of the Board of Directors attended the Company’s June 5, 2025 annual stockholder meeting.

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact us at the following address or telephone number:

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

(323) 421-5980

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Fiscal 2025 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2025 are included in the Annual Report, which will be made available to stockholders with this Proxy Statement. This Proxy Statement and the Annual Report, as well as our other filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and all amendments thereto, are posted on our website at https://investors.vince.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of the Annual Report, this Proxy Statement or other SEC filings without charge by sending a written request to Vince Holding Corp. Attention: Secretary, 500 Fifth Avenue, 20th Floor, New York, New York 10110.

Other Business

Other than the four proposals described in this Proxy Statement, the Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

ANNEX A

VINCE HOLDING CORP.

AMENDED AND RESTATED 2013 OMNIBUS INCENTIVE PLAN

I.

PURPOSE

The Company previously adopted the Vince Holding Corp. 2013 Omnibus Incentive Plan, and subsequently amended and restated the Plan effective April 13, 2018 and November 27, 2023 (the “2023 Restatement Date”). The Company hereby again amends and restates the Plan, subject to approval of the Company’s stockholders, effective on the Restatement Effective Date. The terms of this Amended and Restated 2013 Omnibus Incentive Plan shall apply to Awards granted on and after the Restatement Effective Date.

The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

II.

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

A.
“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.
B.
“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.
C.
“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
D.
“Board” means the Board of Directors of the Company.
E.
“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s, dishonesty, fraud, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
F.
“Change in Control” has the meaning set forth in Section 12.2.

G.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.
H.
“Committee” means two or more Non‑Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.
I.
“Common Stock” means the common stock, $0.01 par value per share, of the Company.
J.
“Company” means Vince Holding Corp., a Delaware corporation, and its successors by operation of law.
K.
“Consultant”means any natural person or entity who is an advisor or consultant to the Company or its Affiliates.
L.
“Disability”means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code and payable upon a disability, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.
M.
“Eligible Employees” means each employee of the Company or an Affiliate.
N.
“Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
O.
“Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
P.
“Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.
Q.
“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.
R.
“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
S.
“Non-Employee Director” means a director or a member of the Board or the board of directors of any Affiliate who is not an active employee of the Company or any Affiliate.
T.
“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.
U.
“Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.
V.
“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.
W.
“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

X.
“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.
Y.
“Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.
Z.
“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable.
AA.
“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.
BB.
“Plan” means this Amended and Restated Vince Holding Corp. 2013 Omnibus Incentive Plan, as amended from time to time.
CC.
“Proceeding” has the meaning set forth in Section 14.9.
DD.
“Reference Stock Option” has the meaning set forth in Section 7.1.
EE.
“Restatement Effective Date” means June 4, 2026.
FF.
“Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.
GG.
“Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.
HH.
“Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.
II.
“Section 409A of the Code” means Section 409A of the Code and the regulations and guidance promulgated thereunder.
JJ.
“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
KK.
“Separation from Service” means a “separation from service” as such term is defined for purposes of Code Section 409A.
LL.
“Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.
MM.
“Stock Option”or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article VI.
NN.
“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
OO.
“Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).
PP.
“Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.
QQ.
“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.
RR.
“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such

Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.
SS.
“Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.
TT.
“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.
UU.
“Transfer”means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.
III.

ADMINISTRATION
A.
The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
B.
Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Awards; and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:
1.
to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;
2.
to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;
3.
to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
4.
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);
5.
to determine the amount of cash to be covered by each Award granted hereunder;

6.
to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;
7.
to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(d);
8.
to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;
9.
to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of, or otherwise subject to, an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such shares; and
10.
to modify, extend or renew an Award, subject to Article XII and Section 6.4(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.
C.
Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.
D.
Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.
E.
Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
F.
Designation of Consultants/Liability. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub‑section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.
G.
Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.
IV.

SHARE LIMITATION
A.
Shares. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 3,000,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be the same number of shares. With respect to Stock Appreciation Rights settled in Common Stock, upon settlement, only the number of shares of Common Stock delivered to a Participant (based on the difference between the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the exercise price of each Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate share limitation set forth under this Section 4.1. If any Option, Stock Appreciation Right or Other Stock-Based Awards granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Awards or Other Stock-Based Awards denominated in shares of Common Stock shall again be available for purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations.
B.
Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $500,000.
C.
Changes.
1.
The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.
2.
Subject to the provisions of Section 11.1:
a)
If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Common Stock into a greater number of shares of Common Stock, or combines (by reverse split, combination or otherwise) its outstanding Common Stock into a lesser number of shares of Common Stock, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of shares of Common Stock covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

b)
Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding shares of Common Stock are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 11.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.
c)
If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, or any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee may adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan. For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
d)
Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.
e)
Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down. No cash settlements shall be required with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.
D.
Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.
V.

ELIGIBILITY

A.
General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.
B.
Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.
C.
General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

VI.

STOCK OPTIONS
A.
Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.
B.
Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.
C.
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.
D.
Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
1.
Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.
2.
Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.
3.
Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
4.
Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.
5.
Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock

Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.
6.
Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.
7.
Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
8.
Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.
9.
Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.
10.
Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.
11.
Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.
12.
Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.
13.
Deferred Delivery of Common Stock. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee in the applicable Award Agreement, which shall be intended to comply with the requirements of Section 409A of the Code.

14.
Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.
15.
Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.
VII.

STOCK APPRECIATION RIGHTS
A.
Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.
B.
Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
1.
Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
2.
Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.
3.
Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c).
4.
Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.
5.
Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
6.
Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.
7.
Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

C.
Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.
D.
Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:
1.
Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
2.
Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.
3.
Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.
4.
Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.
5.
Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.
6.
Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).
7.
Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.
E.
Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a “Limited Stock Appreciation Right.” Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.
F.
Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. Notwithstanding the foregoing, an outstanding Stock Appreciation Right may not be modified to reduce the exercise price thereof nor may a new Stock Appreciation Right at a lower price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

VIII.

RESTRICTED STOCK
A.
Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.
B.
Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:
1.
Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.
2.
Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.
3.
Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Vince Holding Corp. (the “Company”) Amended and Restated 2013 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

4.
Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.
C.
Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:
1.
Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on such factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock and/or waive the deferral limitations for all or any part of any Restricted Stock.
2.
Rights as a Stockholder. Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

3.
Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.
4.
Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates, if any, for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.
IX.

PERFORMANCE AWARDS
A.
Performance Awards. Any Award may be granted as a Performance Award if the Committee establishes one or more Performance Goals, which may include measures of corporate, business unit or individual performance which must be attained, and the Performance Period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Performance Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. Each Performance Award shall be evidenced by an Award Agreement in such form that the Committee may from time to time approve. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals. In addition, the Committee may, in its sole discretion, award an amount greater or less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.
B.
Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant.
X.

OTHER STOCK-BASED AWARDS
A.
Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.
B.
Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:
1.
Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
2.
Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of shares of Common Stock covered by the Award.
3.
Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.
4.
Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

XI.

CHANGE IN CONTROL PROVISIONS
A.
Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:
1.
Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).
2.
The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards over the aggregate exercise price of such Awards.
3.
The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least ten (10) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.
4.
Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.
B.
Change in Control. Unless otherwise determined by the Committee in the at the time of grant, a “Change in Control” shall be deemed to occur if:
1.
any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, Sun Capital Partners, Inc. or its affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
2.
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two‑thirds of the directors then still in office who either were directors at the beginning of the two‑year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
3.
a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

4.
a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

XII.

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (iv) extend the maximum option period under Section 6.4(b); (v) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award; or (vi) require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded or as required by any other regulation or regulatory body. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

XIII.

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

XIV.

GENERAL PROVISIONS
A.
Legend. The Committee may require each person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
B.
Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

C.
No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.
D.
Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any minimum statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.
E.
No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.
F.
Listing and Other Conditions.
1.
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.
2.
Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
3.
A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
G.
Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

H.
Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention: General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
I.
Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
J.
Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
K.
Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.
L.
No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.
M.
Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.
N.
Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
O.
Section 409A of the Code. The Plan and Awards granted thereunder are intended to be exempt from, or comply with, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code):
1.
that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s Separation from Service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such Separation from Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period;

2.
that are payable under such Award upon a Termination of Consultancy, Termination of Directorship or a Termination of Employment, such termination will be deemed to have occurred only at such time as the Participant has also experienced a Separation from Service;
3.
Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A of the Code;
4.
If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
P.
Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.
Q.
Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.
R.
Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.
S.
Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.
T.
Company Recoupment of Awards. Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be unilaterally amended to comply with any such compensation recovery policy.
XV.

EFFECTIVE DATE OF PLAN

The Plan was originally effective on November 27, 2013. This amendment and restatement was approved by the Board on April 14, 2026 and, subject to the approval of the stockholders, shall become effective on the Restatement Effective Date.

XVI.

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the 2023 Restatement Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

VINCE HOLDING CORP. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VNCE2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V94378-P50352 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY VINCE HOLDING CORP. The Board of Directors recommends you vote FOR the following: 1. Election of Director Nominee: FOR Withhold 1a. Michael Mardy The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027. 3. To approve, by non-binding vote, the compensation of our named executive officers. 4. To approve an amendment to the Vince Holding Corp. 2013 Omnibus Incentive Plan to increase the maximum aggregate number of shares of Vince Holding Corp. common stock with respect to which equity awards may be granted thereunder. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V94379-P50352

The stockholder(s) hereby appoint(s) Yuji Okumura and Akiko Okuma, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VINCE HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM EDT on June 4, 2026, via a webcast to be accessed on the Internet by visiting www.virtualshareholdermeeting.com/VNCE2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V94379-P50352 VINCE HOLDING CORP. Annual Meeting of Stockholders June 4, 2026 @ 10:30 AM EDT This proxy is solicited by the Board of Directors The stockholder(